UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2018
(Date of earliest event reported: January 15, 2018)

Vanguard Natural Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33756	80-0411494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3000 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

(832) 327-2255
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Scott W. Smith

On January 15, 2018, Scott W. Smith stepped down as the President and Chief Executive Officer of Vanguard Natural Resources, Inc. (the “Company”), and also resigned from his membership on the Company’s Board of Directors (the “Board”) and his officer and director positions with the Company’s subsidiaries. Mr. Smith has agreed to assist the Company with the transition of his role, and is expected to remain an employee of the Company at comparable compensation levels through February 16, 2018. The Company will honor Mr. Smith’s existing employment agreement in connection with his departure.

Departure of Britt Pence

On January 17, 2018, Britt Pence agreed with the Company that he would step down as the Company’s Executive Vice President of Operations, effective on or before June 29, 2018 or such other time as mutually agreed with the Company (as applicable, the “Transition Period”). The Company will honor Mr. Pence’s existing employment agreement in connection with his departure. During the Transition Period, Mr. Pence will continue to receive his current annual base salary. In addition, unless Mr. Pence resigns from employment prior to the end of the Transition Period, Mr. Pence will be eligible to receive a pro-rated portion of his target annual bonus for his service during 2018. If the Company terminates Mr. Pence’s employment without cause (as such term is used in Mr. Pence’s existing employment agreement) prior to the end of the Transition Period, then the Company will continue to pay Mr. Pence his annual base salary and his pro-rated target annual bonus through the end of the Transition Period.

Appointment of Richard Scott Sloan

On January 17, 2018, the Board appointed Richard Scott Sloan, age 53, as the Company’s President and Chief Executive Officer. Mr. Sloan also continues to serve as a member of the Board.

Mr. Sloan brings significant financial, strategic, and commercial industry experience to the Company. Prior to his appointment as the Company’s President and Chief Executive Officer, Mr. Sloan served as the Executive Vice President and Chief Financial Officer of the Company since September 27, 2017. Prior to joining the Company, Mr. Sloan oversaw strategic planning, new business development, and oil and gas marketing for Hess Corporation. Previously, Mr. Sloan held various senior leadership positions over his 25-year career at BP, including President of BP Russia, Director of M&A, and Chief Financial Officer of several regional divisions. Mr. Sloan also held board positions with TNK Holdings, Slavneft, Rusia Petroleum, In Salah Sales, and Medgaz. He received his B.A. in Economics from Colgate University and his M.B.A. in Corporate Finance from the University of Chicago.

In connection with his appointment as President and Chief Executive Officer, Mr. Sloan entered into an amended and restated employment agreement with the Company (the “Sloan Employment Agreement”). The Sloan Employment Agreement is generally consistent with Mr. Sloan’s existing employment agreement with the Company, except that the Sloan Employment Agreement is updated to reflect Mr. Sloan’s position of President and Chief Executive Officer, as well as his annual base salary of $700,000 and his target annual performance-based bonus award equal to 100% of his annual base salary.

The foregoing description of the Sloan Employment Agreement is qualified in its entirety by reference to the full text of the Sloan Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Appointment of Ryan Midgett

On January 17, 2018, the Board appointed Ryan Midgett, age 33, as the Company’s Chief Financial Officer.

Mr. Midgett has over a decade of experience in financial management, analysis and reporting roles in the oil and gas industry. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Midgett served as the Vice President, Finance and Treasurer of the Company since August 2016. In that role, his responsibilities included strategic planning, budgeting and forecasting, economic analysis of the Company’s organic opportunities and M&A transactions, overseeing and executing numerous capital markets transactions, negotiating credit agreements, overseeing the Company’s insurance and risk management program, and overseeing other corporate treasury functions. Previously, he was the Company’s Treasurer since 2013 and Assistant Treasurer since April 2011. Prior to joining the Company, Mr. Midgett served in various financial analyst, investor relations, and business development roles at Linn Energy from 2006-2011. Mr. Midgett received his B.A. in Economics, Managerial Studies and Political Science from Rice University.

In connection with his appointment as Chief Financial Officer, Mr. Midgett entered into an employment agreement with the Company (the “Midgett Employment Agreement”). The initial term of the Midgett Employment Agreement ends on December 31, 2020, with subsequent automatic 12-month extensions thereafter, provided that neither party delivers a timely non-renewal notice prior to the applicable expiration date.

The Midgett Employment Agreement provides that Mr. Midgett is entitled to an annual base salary of $300,000 and that he is eligible to receive an annual performance-based bonus award in an amount to be determined by the Board or the Compensation Committee of the Board (the “Committee”). With respect to calendar year 2018, Mr. Midgett’s target annual performance-based bonus opportunity will be equal to no less than 60% of his annual base salary. Mr. Midgett is eligible to participate in the benefit programs generally available to senior executives of the Company.

Mr. Midgett is eligible to receive certain “Change of Control” (as defined in the Midgett Employment Agreement) severance payments and benefits under the Midgett Employment Agreement. If, during the 12 months immediately following a Change of Control, Mr. Midgett’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the Midgett Employment Agreement), Mr. Midgett would be entitled to receive a lump sum payment of an amount equal to two times his then-current annual base-salary and his most recent annual bonus prior to the year of the Change of Control. However, if a Change of Control severance occurs during 2018, the payment to Mr. Midgett would instead be two times the sum of his annual base salary and his target annual bonus for 2018.

Under the Midgett Employment Agreement, Mr. Midgett is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon a termination of his employment by the Company without Cause or resignation by Mr. Midgett for Good Reason (and except with respect to a Change of Control, as described above), he is entitled to receive a lump sum payment of an amount equal to two times his then-current annual base salary. As a condition to receiving any of the Change of Control or other severance payments and benefits provided in the Midgett Employment Agreements, Mr. Midgett (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims.

The Midgett Employment Agreement contains customary non-competition, non-solicitation and confidentiality provisions.

The foregoing description of the Midgett Employment Agreement is qualified in its entirety by reference to the full text of the Midgett Employment Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Appointment of Patty Avila-Eady

On January 17, 2018, the Board appointed Patty Avila-Eady, age 54, as the Company’s Chief Accounting Officer.

Ms. Avila-Eady is a certified public accountant with over 30 years of accounting and financial reporting experience. Since 2011, she served as the Company’s Controller and managed an accounting team responsible for financial and revenue reporting and tax compliance. Previously, she was the Company’s Director of Financial Reporting from 2007-2011. Ms. Avila-Eady received her B.B.A. in Accounting from the University of Houston.

In connection with her appointment as the Company’s Chief Accounting Officer, Ms. Avila-Eady’s annual base salary was increased to $235,000.

Approval of Short-Term Incentive Program

On January 17, 2018, the Committee approved the Company’s 2018 short-term incentive program (the “STIP”), as well as the annual cash bonus targets and performance achievement metrics under the STIP for 2018. Pursuant to the STIP, participants are eligible for an annual cash bonus award with respect to performance achievement during 2018. Individual awards are generally targeted at a percentage of the participant’s annual base salary, and may generally range from 0% to 150% of that target amount. Performance metrics for 2018 under the STIP include production and financial goals, as well as a participant’s individual performance.

Messrs. Sloan and Midgett are eligible for 2018 STIP awards consistent with the terms of the Sloan Employment Agreement and the Midgett Employment Agreement, respectively. Ms. Avila-Eady is eligible for a 2018 STIP award with a targeted amount equal 60% of her annual base salary.

Approval of Long-Term Incentive Program Awards

On January 17, 2018, the Board approved initial long-term incentive awards under the Company’s 2017 Management Incentive Plan (the “LTIP”). The Company granted time-based and performance-based restricted stock unit awards under the LTIP to certain Company executives. The time-based restricted stock unit awards under the LTIP (the “RSUs”) generally vest 1/3 on each of the first three anniversaries of October 30, 2017. The performance-based restricted stock unit awards under the LTIP (the “PSUs”) are generally eligible to vest based on the Company’s total shareholder return relative to an index of its peers during the period from January 1, 2018 through December 31, 2020, and may generally range from 0% to 200% of the target amount.

Mr. Sloan received 38,462 RSUs and 115,384 PSUs (assuming achievement at the target performance level). Mr. Midgett received 16,026 RSUs and 48,077 PSUs (assuming achievement at the target performance level). Ms. Avila-Eady received 6,026 RSUs.

The foregoing descriptions of the RSUs and the PSUs are qualified in their entirety by reference to the full text of the Company’s form of Restricted Stock Unit Award Agreement and the Company’s form of Performance-Based Restricted Stock Unit Award Agreement, respectively, which are filed as Exhibits 10.3 and 10.4 to this report, respectively, and incorporated herein by reference.

Item 8.01.     Other Events.

On January 18, 2018 the Company issued a press release announcing, among other things, the approval of its 2018 capital expenditure budget; the departures of Mr. Smith as President and Chief Executive Officer and Mr. Pence as Executive Vice President of Operations; and the appointments of Mr. Sloan as President and Chief Executive Officer, Mr. Midgett as Chief Financial Officer, and Ms. Avila-Eady as Chief Accounting Officer, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement with Richard Scott Sloan, dated January 17, 2018
10.2	Employment Agreement with Ryan Midgett, dated January 17, 2018
10.3	Form of Restricted Stock Unit Award Agreement
10.4	Form of Performance-Based Restricted Stock Unit Award Agreement
99.1	Press Release, dated January 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: January 18, 2018	By:	/s/ Jonathan C. Curth
		Name:	Jonathan C. Curth
		Title:	General Counsel, Corporate Secretary and Vice President of Land

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Richard Scott Sloan, dated January 17, 2018
10.2	Employment Agreement with Ryan Midgett, dated January 17, 2018
10.3	Form of Restricted Stock Unit Award Agreement
10.4	Form of Performance-Based Restricted Stock Unit Award Agreement
99.1	Press Release, dated January 18, 2018